UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

QUOIN PHARMACEUTICALS LTD.
(Translation of registrant’s name into English)

State of Israel	001-37846	92-2593104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42127 Pleasant Forest Court Ashburn, VA	20148-7349
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 980-4182

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one (1) Ordinary Share, no par value per share	QNRX	The Nasdaq Stock Market LLC
Ordinary Shares, no par value per share*		N/A
*	Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

Quoin Pharmaceuticals Ltd. (“we,” “us,” or the “Company”) held its 2024 Annual General Meeting of Shareholders (the “Annual Meeting”) on December 5, 2024. At the Annual Meeting, shareholders approved certain amendments (the “Amendments”) to the Company’s Amended and Restated Articles of Association, as amended (the “Articles”) including (i) an amendment to the special general meeting provision which conforms the ability of shareholders to request the Board to convene a special meeting to the provisions contained in the Israeli Companies Regulations (Relief for Companies with Securities Listed for Trading on a Foreign Stock Exchange), and (ii) an amendment to Section 22(b) of the Articles whereby the requisite quorum will be 33 1/3% (the quorum requirement for domestic filing companies under Nasdaq current corporate governance rules) unless the Company qualifies as a “foreign private issuer” under U.S. federal securities laws and the general meeting is convened pursuant to a resolution of the Board, in which case the requisite quorum will be 25% of the Company’s shares entitled to vote at a general meeting of the shareholders. A summary of the Amendments and the background of such Amendments is incorporated herein by reference from pages 23-24 of the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, as filed with the Securities and Exchange Commission on October 24, 2024.

The Amendments are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Program for Dr. Michael Myers

At the Annual Meeting, the Company’s shareholders approved a compensation program for the Company’s Chief Executive Officer and Chairman of the Board, Dr. Michael Myers. The program sets forth the following compensation limitations applicable to Dr. Myers which the Compensation Committee and the Board can utilize in setting Dr. Myers’ compensation, beginning with the compensation to be paid in fiscal 2024, without the need to obtain further shareholder approval:

(i)	an annual increase of base salary of up to 15% of Dr. Myers’ then effective base salary;
(ii)	an annual cash bonus of up to 50% of Dr. Myers’ annual base salary during the fiscal year for which the annual cash bonus is paid (for example, Dr. Myers’ bonus to be paid in fiscal 2025 for fiscal 2024 services would be based upon a percentage, up to 50%, of Dr. Myers’ annual base salary in fiscal 2024); and
(iii)	an annual equity grant in any form permitted under the Company’s equity incentive plan in effect from time to time with an annual value (determined in accordance with the Black-Scholes formula or another widely accepted and suitable formula for calculating the value of equity awards) of up to 500% of the maximum total fixed component (base salary and benefits) to which Dr. Myers is entitled in the grant year.

(together the “CEO Compensation Program”).

In setting future compensation for Dr. Myers consistent with the terms of the CEO Compensation Program, the Compensation Committee and the Board will continue to annually review market competitive compensation as a reference, individual performance, the need to have appropriate incentives for our officers, and Dr. Myers’ experience and expected contributions. On December 9, 2024, the Compensation Committee and the Board took the following actions which were consistent with the Company’s Compensation Policy and within the limitations of the CEO Compensation Program: (i) approved and ratified Dr. Myers’ 2024 annual base salary at $662,475 (retroactive to January 1, 2024), (ii) approved and ratified a discretionary cash bonus for Dr. Myers for fiscal 2023 services of $301,125; and (iii) granted Dr. Myers an option to purchase 536,603 ADSs under Quoin’s Amended and Restated Equity Incentive Plan (the “Plan”),with an exercise price equal to $0.78 per ADS, the fair market value on the date of grant.

Compensation Program for Denise Carter

Also at the Annual Meeting, the Company’s shareholders approved a compensation program for the Company’s Chief Operating Officer and a Member of the Board, Denise Carter. The program sets forth the following compensation limitations applicable to Ms. Carter which the Compensation Committee and the Board can utilize in setting Ms. Carter’s compensation, beginning with the compensation to be paid in fiscal 2024, without the need to obtain further shareholder approval:

(i)	an annual increase of base salary of up to 15% of Ms. Carter’s then effective base salary;
(ii)	an annual cash bonus of up to 50% of Ms. Carter’s annual base salary during the fiscal year for which the annual cash bonus is paid (for example, Ms. Carter’s bonus to be paid in fiscal 2025 for fiscal 2024 services would be based upon a percentage, up to 50%, of Ms. Carter’s annual base salary in fiscal 2024); and
(iii)	an annual equity grant in any form permitted under the Company’s equity incentive plan in effect from time to time with an annual value (determined in accordance with the Black-Scholes formula or another widely accepted and suitable formula for calculating the value of equity awards) of up to 500% of the maximum total fixed component (base salary and benefits) to which Ms. Carter is entitled in the grant year.

(together the “COO Compensation Program”).

In setting future compensation for Ms. Carter consistent with the terms of the CEO Compensation Program, the Compensation Committee and the Board will continue to annually review market competitive compensation as a reference, individual performance, the need to have appropriate incentives for our officers, and Ms. Carter’s experience and expected contributions. On December 9, 2024, the Compensation Committee and the Board took the following actions which were consistent with the Company’s Compensation Policy and within the limitations of the COO Compensation Program: (i) approved and ratified Ms. Carter’s 2024 annual base salary at $529,980 (retroactive to January 1, 2024), (ii) approved and ratified a discretionary cash bonus for Ms. Carter for fiscal 2023 services of $240,900; and (iii) granted Ms. Carter an option to purchase 536,609 ADSs under Quoin’s Plan, with an exercise price equal to $0.78 per ADS, the fair market value on the date of grant.

Compensation Matters Related to Gordon Dunn

On December 9, 2024, the Compensation Committee and the Board took the following actions which were consistent with the Company’s Compensation Policy: (i) approved and ratified the setting of the 2024 annual base salary for Gordon Dunn, our Chief Financial Officer, at $433,620 (retroactive to January 1, 2024), (ii) approved and ratified a discretionary cash bonus for Mr. Dunn for fiscal 2023 services of $197,100; and (iii) granted Mr. Dunn an option to purchase 338,994 ADSs under Quoin’s Plan, with an exercise price equal to $0.78 per ADS, the fair market value on the date of grant.

Item 5.07. Submission of Matters to a Vote of Security Holders.

During the Annual Meeting, shareholders were asked to consider and vote upon seven proposals. These matters are described in detail in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, which was filed on October 24, 2024 with the Securities and Exchange Commission.

On the record date of October 21, 2024, there were 5,049,720 ordinary shares issued and outstanding and entitled to vote at the Annual Meeting, represented by 5,049,720 ADSs (assuming all ordinary shares are represented by ADSs). For each proposal, the results of the shareholder voting were as follows:

1.            The shareholders elected the following directors to serve on Quoin’s Board of Directors until Quoin’s 2025 annual meeting of shareholders and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or retirement, based upon the following votes:

Directors	For	Against	Abstain	Broker Non-Votes
Dr. Michael Myers	335,814	58,696	37,833	1,274,513
Denise Carter	334,551	59,959	37,833	1,274,513
Joseph Cooper	327,567	66,143	38,633	1,274,513
James Culverwell	335,593	58,917	37,833	1,274,513
Dr. Dennis H. Langer	334,852	59,658	37,833	1,274,513
Natalie Leong	327,430	67,080	37,833	1,274,513
Michael Sember	335,521	58,989	37,833	1,274,513

2.            The shareholders approved certain amendments to the Company’s Amended and Restated Articles of Association, as amended, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
338,751	53,072	40,520	1,274,513

3.            The shareholders approved the terms of a compensation program for Dr. Michael Myers, the Company’s Chief Executive Officer and Chairman, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
264,179	90,283	30,629	1,274,513

4.            The shareholders approved the terms of a compensation program for Denise Carter, the Company’s Chief Operating Officer and a member of the Board, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
264,357	88,577	32,317	1,274,513

5.            The shareholders approved the changes to the Company’s non-employee directors’ compensation program, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
295,012	106,161	31,170	1,274,513

6.            The shareholders approved the appointment of Marcum LLP to serve as the Company’s auditor and independent registered public accounting firm until the Company’s next annual general meeting of shareholders, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
1,555,827	85,376	65,653	-

7.            The shareholders approved Dr. Michael Myer’s service as both the Company’s Chief Executive Officer and the Chairman of the Company’s Board for a period of three years, based upon the following votes.

For	Against	Abstain	Broker Non-Votes
265,990	80,417	38,684	1,274,513

Item 8.01. Other Events.

At the Annual Meeting, shareholders approved certain amendments to the Company’s non-employee directors’ compensation program (the “NED Program”), which was previously approved by the Company’s shareholders at the Annual General Meeting held on April 12, 2022 (the “2022 AGM”). The amendments to the NED Program approved at the Annual Meeting provide that, (i) the annual base retainer was increased to $82,500; and (ii) the annual option grant was changed from a fixed value to a varying amount of no less than $20,000 and no more than $60,000, with such value being determined annually at the discretion of the Compensation Committee and the Board. The remaining terms set forth in the NED Program, as approved at the 2022 AGM, remain unchanged. On December 9, 2029, the Compensation Committee and the Board granted each non-employee director an option to purchase 57,014 ADSs under Quoin’s Plan, with an exercise price equal to $0.78 per ADS, the fair market value on the date of grant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendments to Amended and Restated Articles of Association of Quoin Pharmaceuticals Ltd., adopted on December 5, 2024.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 10, 2024	QUOIN PHARMACEUTICALS LTD.

	By:	/s/ Gordon Dunn
	Name:	Gordon Dunn
	Title:	Chief Financial Officer